Exhibit (h)(11)

                                                      Dated: February 26, 1998



                               SCHEDULE A TO THE
                         SUB-ADMINISTRATION AGREEMENT
                                    BETWEEN
                          WATERHOUSE SECURITIES, INC.
                                      AND
                            FUNDS DISTRIBUTOR, INC.


NAME OF FUND

WATERHOUSE INVESTORS FAMILY OF FUNDS, INC.
Money Market Portfolio
U.S. Government Portfolio
Municipal Portfolio
Waterhouse Investors Dow Jones Industrial Average(SM) Index Fund



                                             WATERHOUSE SECURITIES, INC.

                                             By: /s/ Michele R. Teichner
                                                  ---------------------------

                                             Title:  Senior Vice President



                                             FUNDS DISTRIBUTOR, INC.

                                             By:  /s/ Richard W. Ingram
                                                  ---------------------------

                                             Title:  Executive Vice President



                                      41